Exhibit 23.1

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (303) 623-4258
621 SEVENTEENTH STREET SUITE 1550	DENVER, COLORADO 80293	TELEPHONE (303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File numbers 333-167216 and 333-172576), Form S-3 (File numbers 333-177123, 333-186726, 333-188364, 333-201732, and 333-206876) and on Form S-8 (File numbers 333-191684 and 333-208589) of SRC Energy Inc. (the “Company”) of our reserves audit relating to the Company’s proven oil and gas reserves which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 8, 2017 and information derived therefrom.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado
November 8, 2017

1100 LOUISIANA STREET, SUITE 4600	HOUSTON, TEXAS 77002-5294	TEL (713) 651-9191	FAX (713) 651-0849
SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790